Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-11
*CUSIP: 21988G825   Class A-1
        21988GAK2   Class A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 1, 2003.

INTEREST ACCOUNT

Balance as of July 1, 2002 ....................................            $0.00
         Scheduled Income received on securities ..............    $1,602,436.50
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A-1 Holders ....................   -$1,562,400.00
         Distribution to Class A-2 Holders ....................      -$40,036.50
         Distribution to Depositor ............................           -$0.00
         Distribution to Trustee ..............................           -$0.00
         Balance as of January 1, 2003 ........................            $0.00

PRINCIPAL ACCOUNT

Balance as of July 1, 2002 ....................................            $0.00
         Scheduled principal payment received on securities ...            $0.00

LESS:
       Distribution to Holders ................................            $0.00
Balance as of January 1, 2003 .................................            $0.00

                UNDERLYING SECURITIES HELD AS OF January 1, 2003

         Principal
           Amount                      Title of Security
        -----------                    -----------------
        $39,060,000       Aon Capital A 8.205% Capital Securities due
                          January 1, 2027
                          *CUSIP: 037388AE5

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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